UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 21, 2012

Date of Report

(Date of earliest event reported)

SOCKET MOBILE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13810	94-3155066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39700 Eureka Drive

Newark, CA 94560

(Address of principal executive offices, including zip code)

(510) 933-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 21, 2012, Socket Mobile, Inc. (the “Company”) received a letter from the Listing Qualifications Department of The Nasdaq Stock Market (the “Staff”) confirming that the Company’s stockholders’ equity as of March 31, 2012 of $2,445,759 was below the minimum stockholders’ equity of $2,500,000 required for continued listing on the Nasdaq Capital Market as set forth in Marketplace Rule 5550(b)(1) (the “Rule”)

The Company will be provided 45 calendar days, or until July 5, 2012, to submit to the Staff a plan (the “Plan”) to regain compliance with the Rule. If the Plan is accepted, the Staff may grant an extension of up to 180 calendar days (the “Maximum Extension”) to evidence compliance. There are no assurances that the Staff will accept the Plan or that if accepted, the Maximum Extension will be granted. In the event the Plan is not accepted, or if the Company fails to demonstrate compliance during the extension period, the Company expects the Staff to provide written notification to the Company that its securities will be delisted from the Nasdaq Capital Market (a “Delisting Notice”).

If the Company receives a Delisting Notice, the Company may appeal the Staff’s determination to delist its securities to a Hearings Panel.

The Nasdaq notice of non-compliance to the Company is furnished with this report as Exhibit 99.1. The full text of the Company's press release concerning its receipt of a notice of non-compliance from the Nasdaq Stock Market is furnished with this report as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Nasdaq notice to the Company of non-compliance dated May 21, 2012
99.2	Press release dated May 25, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCKET MOBILE, INC.

By:	/s/ David W. Dunlap
Name: David W. Dunlap Vice President, Finance and Administration and Chief Financial Officer

Date: May 25, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Nasdaq notice to the Company of non-compliance dated May 21, 2012
99.2	Press release dated May 25, 2012